UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2012 (December 17, 2012)

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California		90211
(Address of Principal Executive Offices)		(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Gregory R. Liberman

On December 20, 2012, the Company and Gregory Liberman entered into an amendment (the “Amendment”) to his Employment Agreement, which was originally entered into on April 11, 2011. The Amendment increases Mr. Liberman’s base salary from $325,000 to $375,000 per year and his target annual bonus from $225,000 to $250,000. The Amendment is effective January 1, 2013. There were no other changes to Mr. Liberman’s Employment Agreement. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Liberman’s Amendment in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Option Grant

On December 17, 2012, Mr. Liberman received a grant under the Company’s 2007 Omnibus Incentive Plan of an aggregate of 300,000 stock options. 100,000 of the stock options have an exercise price of $7.40 per share, 100,00 stock options have an exercise price of $8.00 per share and 100,000 stock options have an exercise price of $10.00 per share. 1/36th of the stock options granted will vest on each monthly anniversary of the date of grant such that the options granted will become fully vested on the three year anniversary of the date of grant. The stock options have a term of 10 years and are exercisable for one year following Mr. Liberman’s termination of employment.

Similar to previous options granted to Mr. Liberman, upon a change in control of the Company, all of Mr. Liberman’s unvested stock options will immediately vest. However, if a successor company retains Mr. Liberman for the one-year period following a change in control then any proceeds received by Mr. Liberman with respect to 50% of Mr. Liberman’s options, the vesting of which was accelerated by the change in control, will be deposited in escrow to be released upon the earlier of (x) the one year anniversary of employment by the successor company, (y) if Mr. Liberman is terminated for any reason except for cause by the successor company or without good reason by Mr. Liberman and (z) upon a change of control of the successor company. The escrow will be forfeited if, during that one year period, Mr. Liberman is terminated for cause or if he leaves without good reason. A change in control is the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity and a repurchase or recapitalization of the Company’s securities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 to Employment Agreement dated December 20, 2012 between Spark Networks, Inc. and Gregory R. Liberman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.
Date: December 21, 2012

	By:	/s/ Joshua Kreinberg
	Name:	Joshua Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment No. 1 to Employment Agreement dated December 20, 2012 between Spark Networks, Inc. and Gregory R. Liberman